UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT 2

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2009

GFR PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-27959
(Commission File Number)

77-0517964

(I.R.S. Employer Identification No.)

99 Yan Xiang Road, Biosep Building
Xi An, Shaan Xi Province, P. R. China 710054
(Address of Principal Executive Offices) (Zip Code)

(8629) 8339-9676
(Registrant's Telephone Number, Including Area Code)

 Copies to:
McLaughlin & Stern, LLP
260 Madison Ave., 18th Floor
New York, NY 10016
Attn: Steven W. Schuster

This Current Report on Form 8-K is filed by GFR Pharmaceuticals Inc., a Nevada corporation, in connection with the items described below.

Item 4.01   Changes in Registrant’s Certifying Accountant.

On January 5, 2009, the Company’s former independent accountants, Zhong Yi (Hong Kong) C.P.A. Company Limited (“Zhong Yi”) were dismissed as independent accountants of the Company.  The change of independent accountants was approved by the Board of Directors of the Company.

The former independent accountant’s reports on the Company’s financial statements for the last two fiscal years did not contain any adverse opinions or disclaimer opinions, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, the accountant’s reports did not include any disclosure of uncertainty regarding the Company’s ability to continue as a going concern.

In the past two fiscal years ended December 31, 2008 and 2007, and in the subsequent interim period through January 5, 2009 (the date of the dismissal of the former accountant), there were no disagreements with Zhong Yi (Hong Kong) C.P.A. Company Limited on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Company requested Zhong Yi to furnish a letter addressed to the Securities and Exchange Commission stating whether or not Zhong Yi agrees with the statements in this 8-K. A copy of such letter is filed as exhibit 16.1 to this 8-K

On January 5, 2009, the Company engaged Yu and Associates CPA Corporation (“Yu and Associates”) as Company’s new independent accountants. During  two most recent years ended December 31, 2008 and 2007, and any subsequent interim period through January 5, 2009, the Company did not consult with Yu and Associates, the newly engaged accountant, regarding any matter described in Item 304(a)(2)  of Regulation SK, including any issue related to Company’s financial statements or the type of audit opinion that might be rendered for the Company.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits:

16.1 Letter from Zhong Yi dated March 18, 2009.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFR Pharmaceuticals, Inc.

DATED: March 18, 2009	By:	/s/ Zhao Yan Ding
Zhao Yan Ding Chief Executive Officer